UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On August 15, 2022, LogicMark, Inc. (the “Company”) issued a press release (the “Release”) announcing the recommendations by leading independent proxy advisory firms Institutional Shareholder Services, Inc. and Glass Lewis & Co. that the Company’s stockholders vote “FOR” select proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”) regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”).

The Release supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022, July 21, 2022, July 25, 2022, July 26, 2022, July 28, 2022, August 2, 2022, August 3, 2022, August 8, 2022 and August 10, 2022.

Below is a copy of the Release:

Leading Independent Proxy Advisory Firms Glass Lewis and ISS Each Recommends LogicMark Shareholders Vote “FOR” Select Proxy Proposals at Its August 25, 2022, Annual Meeting

Louisville, KY, August 11, 2022 – LogicMark, Inc. (Nasdaq: LGMK) (the “Company” or “LogicMark”), a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, today announces that the leading independent proxy advisory firms, Glass Lewis & Co. (“Glass Lewis”) and Institutional Shareholder Services (“ISS”), have each recommended that LogicMark shareholders vote “FOR” select proxy proposals at the Company’s annual meeting scheduled to be held on August 25, 2022. The Company’s Board of Directors has also unanimously recommended that shareholders vote “FOR” each proxy proposal.

In its August 2022 report, Glass Lewis endorsed the proposals recommending LogicMark shareholders elect the Company’s directors, ratify the Company’s selection of BPM as auditor and approve the Company’s reincorporation from Delaware to Nevada. ISS endorsed the Company’s proxy proposals recommending that LogicMark shareholders ratify the Company’s selection of BPM as auditor, approve the reincorporation from Delaware to Nevada and recommended a vote “For” 4 out of 5 of the Company’s directors.

“We welcome the support of these two leading independent proxy advisory firms, whose recommendations are well respected by institutional investors” said Chia-Lin Simmons, Chief Executive Officer of LogicMark. “Both Glass Lewis and ISS recognize that our reincorporating to Nevada and selecting BPM as our auditor would serve our company and our shareholders well. The Board of Directors and I urge shareholders to vote “for” all annual meeting proposals, which we believe will drive continued execution, strong management and Board of Director leadership, as a result of partnering with the most qualified auditor for our needs and incorporating in the most advantageous jurisdiction to reduce operating costs and simplify while continuing to strengthen our corporate governance. These pivotal elements of our proxy proposals require your support as the means to further strengthen LogicMark and position the Company for lasting shareholder value creation.”

All votes are important, regardless of the number of shares owned. Shareholders as of the annual meeting record date, June 28, 2022, will be entitled to vote at the annual meeting. Please take the time to vote your LogicMark shares today. Without your support, we believe it will be more challenging to move the Company forward. Shareholders are encouraged to read about the proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”). Even if you sold your LogicMark shares since June 28, 2022, you still have the right to vote on the important proposals in the Definitive Proxy Statement. For assistance with voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305 or via email: LogicMark@laurelhill.com. Please take immediate action to help protect your investment.

Registered Holders

If your shares are registered directly in your name with LogicMark’s transfer agent, Nevada Agency and Transfer Company, you are considered the “stockholder of record” of those shares and the definitive proxy statement for the Company’s annual meeting is being sent directly to you. Shareholders of record (that is, shareholders who hold their shares in their own name) can vote by mail, online, or in person at the annual meeting by following the instructions provided on the proxy card.

If you choose to submit your proxy by mail, simply mark, date, and sign your proxy card and return it in the postage-paid envelope provided.

If you choose to submit a proxy by internet, go to https://stocktransfersolo.com/Vote to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions to cast a vote. Your internet proxy must be received by 8:00 a.m. Pacific Time on August 25, 2022 to be counted.

Beneficial Owners of Shares Held in Street Name

If your shares are held in “street name” (that is, in the name of a bank or broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting will also be offered to shareholders owning shares through most banks and brokers. If your shares are held with a brokerage firm or custodial bank, you are considered the “beneficial owner” of shares held in street name, and the proxy statement for the Company’s annual meeting was mailed or emailed to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

However, holders of shares held in “street name” may not vote these shares in person at the Company’s annual meeting unless such holders request and obtain a legal proxy from such bank, broker or other holder of record.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

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Investor Relations Contact:

CORE IR

Investor@logicmark.com

516 222 2560

Media:

Jules Abraham

917 885 7378

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Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

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